UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2009

ECOTALITY, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6821 E. Thomas Road
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 219-5005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

We filed a Current Report on Form 8-K dated May 15, 2009 (the “Form 8-K”) in which, among other items, we reported the entry into an agreement entitled “Amendment to Debentures and Warrants, Agreement and Waiver (the “Agreement”) restructuring our equity as well as establishing an inducement for additional working capital.  We are filing this amendment to the Form 8-K in order to provide additional detail with respect to that transaction as set forth in item 2.04 below.

This amendment does not modify or update our reported results of operation and financial condition for our first quarter (three months ended March 31, 2009) fiscal year 2009
 .
ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

       In November and December 2007 we  issued Original Issue Discount 8% Senior Secured Convertible Debentures, dated November 6, 2007 (the “November 2007 Debenture”) (aggregate principal amount equal to $4,117,649) and Original Issue Discount 8% Secured Convertible Debentures, dated December 6, 2007 (the “December 2007 Debenture”) (aggregate principle amount equal to $1,764,707). These debentures were issued to make prudent acquisitions to transition from a development stage (primarily focused in the hydrogen sector) to a revenue producing company with a diversified clean technology portfolio (solar, fuel cell and electric charging products). Our revenue increased from $2.6 million for the year ended December 31, 2007 to $11.2 million for the year ended December 31, 2008.

       The November and December 2007 Debentures are held by Enable Growth Partners LP (“EGP”), Enable Opportunity Partners LP (“EOP”), Pierce Diversified Strategy Master Fund LLC, Ena. (“Pierce”), and BridgePointe Master Fund Ltd (“BridgePointe”) (individually referred to as “Holder” and collectively as the “Holders”).

       These convertible debentures were designed for what we believed at the time to be very viable economic growth opportunities and that the convertible features of the debentures were in line with the market growth conditions of late 2007and early 2008.  However, due to the economic deterioration in 2008, we were forced to take action to defer principal and interest payments in a series of debenture waiver agreements, to wit;

1.
On August 29, 2008 we signed an agreement with our Debenture Holders to defer principal and interest payments for the period May 1 through December 31, 2008.  This agreement was to provide us time to internally fund our working capital requirements through organic growth and to obtain both short and long-term funding through equity financing and other capital sources.  The waiver period allotted by this agreement was proven insufficient given the deterioration of the nation’s economic situation since its signing.

2.
On March 5, 2009, we entered in to an agreement (with an effective date of January 1, 2009) to further restructure its equity with the holders of the Debenture Holders.  To allow additional time necessary for us to achieve our working capital objectives in the current economic environment, we requested the Debenture Holders to further extend a waiver of debt service requirements.  In exchange for signing the Amendment to Debentures and Warrants, Agreement and Waiver which deferred interest payments due for the first quarter 2009 until May 1, 2009 and payment of monthly principal redemptions until May 1, 2009, we agreed to a number of adjustments to the debentures.

3.
On May 15, 2009, despite the current tenuous economic environment, the financial opportunities specifically in the Stimulus projects related to electric transportation, are material to our future, thus we and the Debenture Holders entered into an agreement entitled “Amendment to Debentures and Warrants, Agreement and Waiver” (the “Agreement”) restructuring the our equity as well as establishing an inducement for additional working capital.  The Agreement’s effective date was May 1, 2009.

        Among the provisions of The Agreement, we and the Holders agreed to the following:
1.
Consent to obtaining additional working capital for specified uses not to exceed $2,500,000 in the same form and rights of debentures pari pasu in seniority both as to security interest priority and right of payment with the debenture held by the existing holders.

2.
Segregation of payment of the Karner bridge note, reaffirmed Karner and Morrow employment agreements, and identified specific contract carve outs should the Company fail to achieve certain target objectives, and provide for a bonus should the target be achieved.

3.	Additional covenants related to maintaining minimum cash flow amounts and achieving Stimulus contract target objectives.
4.	Provisions to further reduce the debenture holders to 65% should management achieve certain specified performance targets.

The attached Schedules to the Agreement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this report and matters set in the company’s SEC filings. These risks and uncertainties could cause the Company’s actual results to differ materially from those indicated in these forward-looking schedules.

The foregoing summary of The Agreement is subject to, and qualified in its entirety by, the Agreement attached as Exhibit 99.1 to this report and incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit
99.1*	AMENDMENT TO DEBENTURES AND WARRANTS, AGREEMENT AND WAIVER

99.2	Schedules B,C, D, H, I to Amendment to Debentures and Warrants, Agreement and Waiver

*Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Company)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	July 8, 2009
Jonathan R. Read

/s/ Harold Sciotto	Secretary	July 8, 2009
Harold Sciotto

/s/ Barry S. Baer	Chief Financial Officer	July 8, 2009
Barry S. Baer

INDEX TO FINANCIAL STATEMENTS

99.1 AMENDEMENT TO DEBENTURES AND WARRANTS, AGREEMENT AND WAIVER